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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2003, except for Note 14 as to which date is March 16, 2003, in the Registration Statement (Form S-1) and related Prospectus of Bank Mutual Corporation filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-105685) for the registration of up to 68,297,062 shares of its common stock.

                              /s/ Ernst & Young LLP

Milwaukee, Wisconsin
July 30, 2003